Exhibit 1

Transactions in the Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Security($)	Date of Purchase/Sale

JCP INVESTMENT PARTNERSHIP, LP

Purchase of Common Stock	6,115	1.1079	03/23/2026
Purchase of Common Stock	18,340	1.1358	03/25/2026
Purchase of Common Stock	6,617	1.1500	03/26/2026
Purchase of Common Stock	100	1.1500	03/27/2026
Purchase of Common Stock	184,457	1.1800	03/30/2026
Purchase of Common Stock	15,827	1.0700	04/01/2026
Purchase of Common Stock	26,270	1.0958	04/02/2026
Purchase of Common Stock	26,205	1.1374	04/06/2026
Purchase of Common Stock	26,147	1.0425	04/08/2026
Purchase of Common Stock	17,804	1.0514	04/09/2026
Purchase of Common Stock	4,842	1.0200	04/14/2026
Purchase of Common Stock	37,664	1.0764	04/15/2026
Purchase of Common Stock	10,400	1.1060	04/16/2026

JCP INVESTMENT MANAGEMENT, LLC
(Through the JCP Accounts)

Purchase of Common Stock	5,533	1.1079	03/23/2026
Purchase of Common Stock	16,561	1.1358	03/25/2026
Purchase of Common Stock	5,958	1.1500	03/26/2026
Purchase of Common Stock	165,543	1.1800	03/30/2026
Purchase of Common Stock	14,335	1.0700	04/01/2026
Purchase of Common Stock	23,730	1.0958	04/02/2026
Purchase of Common Stock	23,795	1.1374	04/06/2026
Purchase of Common Stock	23,853	1.0425	04/08/2026
Purchase of Common Stock	16,196	1.0514	04/09/2026
Purchase of Common Stock	4,393	1.0200	04/14/2026
Purchase of Common Stock	34,262	1.0764	04/15/2026
Purchase of Common Stock	9,600	1.1060	04/16/2026